Exhibit 10.35

SPECIFIC PERFORMANCE REAL ESTATE SALES CONTRACT

THIS SPECIFIC PERFORMANCE REAL ESTATE SALES CONTRACT (hereinafter referred to as the “Contract”) is entered into by and between Dakota Blackhawk, LLC, a Colorado limited liability company, (“Dakota”), Miner’s Mesa Development, LLC, a Colorado limited liability company (“Miner’s”) (hereinafter “Dakota” and “Miner’s” shall collectively be referred to as “Seller”) and Jacobs Entertainment, Inc. and/or Assigns (hereinafter referred to as “Purchaser”) as of the Effective Date (defined in Section 13.9 below) (sometimes herein “Seller” and “Purchaser” are singularly referred to as a “Party” and collectively as the “Parties”).

FOR AND IN CONSIDERATION OF the premises and the respective covenants, agreements and obligations hereinafter set forth, Seller and Purchaser do hereby agree as follows:

ARTICLE I.

SALE AND PURCHASE

1.1 PROPERTY. Upon and subject to the terms and conditions hereinafter set forth, the Parties agree as follows:

(a) Purchaser agrees to purchase from Dakota, and Dakota agrees to sell to Purchaser the real property being approximately 2 acres (more or less) of land situated between Main Street and Bobtail Road legally described as Lots 1 & 2, Block 1, Dakota Blackhawk Subdivision Filing No. 1 owned by Dakota (the “Casino Property”) located in Black Hawk, Gilpin County, Colorado, together with all rights, ways, privileges, easements and appurtenances pertaining thereto, including any right, title and interest of Dakota in and to any streets, alleys or rights-of-way adjoining said Casino Property as well as development rights, permits, licenses and air rights relating to the Casino Property.

(b) Purchaser agrees to purchase from Miner’s, and Miner’s agrees to sell to Purchaser the real property being approximately 43 acres (more or less) of land situated above Bobtail Road legally described as Lot 1, Block 1, Miner’s Mesa Subdivision Filing No. 3 owned by Miner’s (the “Bobtail Property”), located in Black Hawk, Gilpin County, Colorado, together with all rights, ways, privileges, easements and appurtenances pertaining thereto, including any right, title and interest of Miner’s in and to any streets, alleys or rights-of-way adjoining said Bobtail Property as well as development rights, permits, licenses and air rights relating to the Bobtail Property.

(hereinafter the “Casino Property” and the “Bobtail Property” shall collectively be referred to as the “Real Property”)

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(c) Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser, the following:

(i) All improvements, infrastructure, and fixtures located on the Real Property, including, without limitation, any buildings, including remaining portions of minor structures which are inhabitable, located thereon (hereinafter referred to as the “Improvements”);

(ii) All water, water rights, ditches, ditch rights, wells, well rights, water stock, water taps and all other rights in and to the use of water, whether adjudicated or not, associated with or located on, in or under the Real Property, including (but not limited to) any water rights or any rights to water: (i) in a designated basin; (ii) associated with the Real Property being in a Colorado Irrigation District; or (iii) located on, in or under the Real Property and meeting the definitions of Section 37-90-105 and 2 CCR 402-4 (collectively, the “Water Rights”), limited to those rights in which Seller owns or has rights to.

(iii) Any and all interest of Seller in any minerals, oil, gas, and other petroleum products, sand, gravel and geothermal rights associated with or located on, in or under the Real Property, and leases and other agreements pertaining to said products (the “Mineral Rights”);

(iv) All personal property of every kind and character owned by Seller and situated on or used in connection with the Real Property, the Water Rights, and / or the Improvements (hereinafter collectively referred to as the “Personal Property”);

(v) All leases and rental agreements with tenants (“Tenants”) of the Real Property or Improvements (hereinafter collectively referred to as the “Tenant Leases”), and all security deposits held by Seller and paid by the Tenants in connection with the Tenant Leases (hereinafter collectively referred to as the “Tenant Deposits”);

(vi) All agreements not of public record, concerning the operation, use, management, maintenance or lease of the Real Property, Improvements, and/or Personal Property, or any portion thereof to the extent assignable (hereinafter collectively referred to as the “Collateral Agreements”); and

(vii) All right, title and interest in and to all intangible assets relating to the Improvements or the Real Property, including any trade names, trademarks, service marks, copyrights, (“Intangibles”).

(the “Real Property” and all of the foregoing in Section 1.1(c)(i) – (vii) shall be collectively referred to as the “Property”)

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(d) Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser all warranties and guarantees (“Warranties and Guarantees”) relating to the Property to the extent same are assignable in accordance with their terms or by operation of law.

ARTICLE II.

PURCHASE PRICE

2.1 PURCHASE PRICE. The total purchase price for the Property (hereinafter referred to as the “Purchase Price”) shall be Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00). The Purchase Price shall be allocated as follows: $7,250,000.00 to the Casino Property and $250,000.00 to the Bobtail Property. At Closing, Purchaser shall deliver to Seller in immediately available funds, the Purchase Price minus the sum of the Earnest Money Deposit and Independent Consideration paid pursuant to Paragraph 13.13 (which Seller acknowledges and agrees it has or will receive pursuant to Section 3.1, below).

III.

EARNEST MONEY

3.1 EARNEST MONEY DEPOSIT.

(a) Within three (3) business days of the Effective Date, Purchaser shall deposit with the Title Company (as defined in Section 4.1, below) the sum of Five Hundred Thousand Dollars and No/100 ($500,000.00) as the “Initial Earnest Money Deposit” under this Contract, and the Title Company shall place the Initial Earnest Money Deposit in an interest bearing account.

(b) Provided that Purchaser has not terminated the Contract, Purchaser shall deposit an additional Five Hundred Thousand Dollars and No/100 ($500,000.00) with Dakota (on behalf of Dakota and Miner’s) no later than August 1, 2012 (the “Additional Earnest Money Deposit”).

(c) The Initial Earnest Money Deposit and the Additional Earnest Money Deposit shall be referred to in this Contract as the “Earnest Money Deposit”.

(d) In the event that the Purchaser, in Purchaser’s sole discretion, elects to terminate the Contract by the end of the Inspection Period pursuant to Purchaser’s rights in Sections 4.2, 5.2 and 6.1, below, the Title Company shall immediately return the Initial Earnest Money Deposit to the Purchaser (without the necessity of the consent of Seller).

(e) In the event that the Purchaser, in Purchaser’s sole discretion, elects not to terminate the Contract by the end of the Inspection Period pursuant to Purchaser’s rights in Sections 4.2, 5.2 and 6.1, below, the Title Company shall disburse the Initial Earnest Money Deposit to Dakota (on behalf Dakota and Miner’s) and the total Earnest Money Deposit shall become non-refundable, except as provided otherwise in this Contract.

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3.2 APPLICABILITY TO PURCHASE PRICE. As set out in Sections 2.1 and 13.13, respectively, the Earnest Money Deposit and Independent Consideration shall apply to the Purchase Price at Closing.

IV.

TITLE STATUS

4.1 TITLE COMMITMENT. Within five (5) days after the Effective Date (as hereinafter defined in Section 13.9), Seller shall cause Hertitage Title Company, 8450 East Cresant Parkway Suite 410, Greenwood Village, CO 80111 (“Title Company”) to deliver to Purchaser a separate ALTA Commitment for Title Insurance for the Casino Property and the Bobtail Property (each hereinafter referred to as a “Commitment”). Purchaser may obtain from the Title Company access to an electronic document vault, and or copies of all instruments and documents referred to therein as exceptions to title covering the Property. Each Commitment shall be in the amount of the allocated Purchase Price, in favor of Purchaser, pursuant to which the Title Company agrees, subject to the provisions thereof, to issue at Closing Owner Policies of Title Insurance for each of the Casino Property and Bobtail Property (each hereinafter referred to as an “Owner Policy” or collectively as the “Owner Policies”) to Purchaser.

4.2 REVIEW OF TITLE COMMITMENTS.

(a) Purchaser shall have thirty (30) days after the latest to be received of: (i) the Commitments; (iii) the Surveys (as hereinafter defined in Section 5.1), to provide to Seller written objections to the status of title to the Property. If such written objections have not been received by Seller prior to the end of such thirty (30) day period, Purchaser shall be deemed to have conclusively accepted and approved the status of title to the Property, as shown by the Commitments.

(b) If Purchaser does timely deliver to Seller such written objections, Seller shall have five (5) days from the receipt of the objections to attempt to cure same (but shall have no obligation to do so) or to advise Purchaser that it is unable or unwilling to cure such objections (“Seller’s Title Notice”).

(c) Purchaser shall then have until the expiration of the Inspection Period to determine whether Purchaser will: (x) waive such objections in writing and purchase the Property notwithstanding such objections, or (y) terminate this Contract by written notice to Seller five (5) days after Purchaser’s receipt of Seller’s Title Notice, in which event the Seller or the Title Company, as applicable, shall immediately return the Earnest Money Deposit to Purchaser upon demand (without the necessity of the consent of Seller) and neither Seller nor Purchaser shall have any further obligations hereunder except as specifically provided herein.

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4.3 CONVEYANCE BY DEED.

(a) Seller shall deliver to Purchaser, at Closing, the following deeds:

(i) Casino Property: a Warranty Deed substantially in the form attached hereto as Exhibit “A-1” and incorporated herein by reference as if set out word for word; and

(ii) Bobtail Property: a Special Warranty Deed substantially in the form attached hereto as Exhibit “A-2” and incorporated herein by reference as if set out word for word;

(collectively, the “Warranty Deed” and “Special Warranty Deed” shall be referred to as the “Deeds”)

(b) Such Deeds shall convey fee simple title to the Property to Purchaser, free and clear of all mortgages, liens and encumbrances, easements, judgments or other matters affecting title other than those exceptions to title contained in the Commitments approved or deemed approved, or waived, by Purchaser pursuant to Section 4.2, above. Upon completion of the Updated Surveys, to Purchaser’s satisfaction, a legal description of the Updated Surveys shall become the legal description set out in the Deeds. This Contract shall then be deemed amended to reflect such legal descriptions from the Updated Surveys without the need for further action or consent of Seller.

(c) To the extent that interests comprising the Property (including, but not limited to, the Water Rights and the Mineral Rights and mining claims) are generally conveyed by Assignment, Bill of Sale, Warranty Deed or other legal instrument under Colorado law, the Parties will cooperate prior to the expiration of Inspection Period to develop legal descriptions of the property interests to be conveyed or assigned to ensure accuracy, effectual conveyance and to avoid duplication between such descriptions, to Purchaser’s satisfaction. No warranty shall be made with respect to these items.

V.

SURVEY

5.1 DESCRIPTION OF SURVEY. Within five (5) days after the Effective Date, Seller, at its sole cost and expense, shall provide Purchaser with the most recent survey for the Casino Property and the Bobtail Property in Seller’s possession prepared by a licensed surveyor or professional engineer (each hereinafter referred to as a “Survey”). The Surveys shall be in form and content sufficient to delete the standard survey exception from the Owner Policies and updated pursuant to Section 5.3, below.

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5.2 REVIEW OF SURVEYS.

(a) Purchaser shall provide to Seller, in writing, within thirty (30) days after receipt of the latest to be received of: (i) the Commitments (and (ii) the Surveys, any objections to the Surveys. If such objections have not been received by Seller prior to the end of such thirty (30) day period, Purchaser shall be deemed to have conclusively accepted and approved the Surveys, subject to Purchaser’s rights under Section 5.3, below.

(b) If Purchaser does timely deliver to Seller such written objections, Seller shall have five (5) days from receipt of the objections to attempt to cure same (but shall have no obligation to do so) or to advise Purchaser, in writing, that it is unable or unwilling to cure such objections (“Seller’s Survey Notice”).

(c) Purchaser shall have until expiration of the Inspection Period to determine whether Purchaser will: (x) waive such objections in writing and purchase the Property notwithstanding such objections, or (y) terminate this Contract by written notice to Seller five (5) days after Purchaser’s receipt of Seller’s Survey Notice, in which event the Seller or the Title Company, as applicable, shall immediately return the Earnest Money Deposit to Purchaser upon demand (without the necessity of the consent of Seller) and neither Seller nor Purchaser shall have any further obligations hereunder except as specifically provided herein.

5.3 UPDATED SURVEYS.

(a) Purchaser, at its sole cost and expense, shall have the right to procure an updated survey for the Casino Property and/or the Bobtail Property (each hereinafter referred to as an “Updated Survey”), which Updated Survey shall be in form and content as required by Purchaser, in its sole discretion.

(b) Upon receipt of the Updated Survey, Purchaser shall have ten (10) days from receipt of the Updated Survey to object in writing to any material items which were not identified in the Survey (i.e. which appear on the Updated Survey for the first time) and which were not reasonably discoverable at the end of the Inspection Period (“Purchaser’s Updated Survey Objection”).

(c) If Purchaser so objects, Seller shall have from the earliest to occur: (i) ten (10) days from the date of Purchaser’s Updated Survey Objection; and (ii) thirty (30) days prior to Closing, to cure the objections or notify Purchaser, in writing, of Seller’s unwillingness to cure such objections (“Seller’s Updated Survey Notice”).

(d) If Seller is unable or unwilling to cure such objections, Purchaser shall have until the date of Closing to determine whether Purchaser will: (i) waive such objections in writing and purchase the Property notwithstanding such objections, or (ii) terminate this Contract by written notice to Seller, in which event the Seller shall immediately return the Earnest Money Deposit to Purchaser upon demand by Purchaser to Seller, and neither Seller nor Purchaser shall have any further obligations hereunder.

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VI.

INSPECTION AND EXAMINATION

6.1 INSPECTION PERIOD.

(a) Purchaser shall have until the expiration of sixty (60) days after the Effective Date (hereinafter referred to as the “Inspection Period”) to conduct examinations and inspections of the Property pursuant to this Section 6.1.

(b) During the Inspection Period, Purchaser, or Purchaser’s authorized agents and representatives, shall be entitled (and permitted) to enter upon the Property for the purpose of inspecting, examining and making tests upon, in and under the Property and/or otherwise conducting an evaluation of the Property. Such tests, inspections and evaluations shall include, but not necessarily be limited to, the right to conduct invasive tests, soil borings, regulatory evaluations, effecting permit applications and master planning activities. Seller shall undertake all cooperative efforts or actions as Purchaser may reasonably request in connection with, and in order to facilitate, Purchaser’s inspection and evaluation of the Property. Purchaser’s right to inspect, evaluate and conduct tests on the Property, as described in this Section 6.1(b), shall continue after the Inspection Period until the Closing (provided that Purchaser has not terminated this Contract).

(c) If Purchaser, in Purchaser’s sole discretion, is dissatisfied with the results of Purchaser’s inspection of the Property, Purchaser may, by written notice delivered to Seller prior to the expiration of the Inspection Period, terminate this Contract. Upon such event, the Title Company shall immediately return the Earnest Money Deposit to Purchaser upon demand (without the necessity of the consent of Seller), and neither Seller nor Purchaser shall have any further obligations hereunder. If Purchaser does not terminate this Contract by delivery of such written notice prior to the expiration of the Inspection Period, Purchaser shall be conclusively deemed to have accepted the Property in its present condition.

(d) Purchaser agrees to indemnify and hold Seller harmless from all costs and expenses actually paid by Seller (supported by verified evidence of same) which arise from damages and claims asserted by third parties (other than Seller, its agents, affiliates, employees, partners, officers, and/or directors) in connection with Purchaser’s inspection of the Property.

(e) In the event Purchaser fails to consummate the Closing, other than for Seller’s breach of this Contract, Purchaser agrees to reimburse Seller for all reasonable and necessary out-of-pocket expenses, actually paid by Seller (supported by verified evidence of same), relating to damage to the Property caused by Purchaser in connection with its inspection of the Property and shall provide copies of all reports received with respect to the Property.

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6.2 ENVIRONMENTAL SURVEY. The inspection and examination of the Property in relation to the environmental condition of the Property shall be governed by the following:

(a) Examination Authority. Purchaser shall have the right to conduct a “Phase I” environmental site assessment (the “Environmental Survey”) of the Property, which must be completed prior to expiration of the Inspection Period. If an Environmental Survey is conducted, then Purchaser shall cause a copy of the written report setting forth the findings obtained in that Environmental Survey to be delivered to Seller.

(b) Remediation/Termination. If, as a result of the Environmental Survey, or by any other means, Purchaser or Seller becomes aware of the existence of Hazardous Substances (as hereinafter defined in Section 6.2(c), below), or other environmental contamination, on or within the Property, then Purchaser shall have the right to immediately terminate this Contract (whether before or after the Inspection Period) unless, Seller has made arrangements satisfactory to Purchaser to completely abate or remove the existing Hazardous Substances or other environmental contamination in a manner that is acceptable to Purchaser, in Purchaser’s sole and absolute discretion, and in compliance with applicable law; provided, however, nothing contained herein shall obligate Seller to undertake any such abatement or removal. If Purchaser terminates this Contract pursuant to this Section 6.2, then the Seller or the Title Company, as applicable, shall immediately return the Earnest Money Deposit to Purchaser upon demand (without the necessity of the consent of Seller), and the Parties shall have no further obligations under this Contract, except for those obligations that expressly survive termination of this Contract.

(c) “Hazardous Substances.” For purposes of this Contract, the term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or other materials, any pollutants or contaminants as defined in Section 101 (14) of the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 (14) (including, without limitation, asbestos and raw materials which include hazardous constituents), or other similar substances, or materials which are included under or regulated by any local, state, or federal law, rule, or regulation pertaining to environmental regulation, contamination or clean-up, including, without limitation, “CERCLA”, “RCRA”, or state superlien or environmental clean-up statutes, as may be amended, (all such laws, rules and regulations being referred to collectively as “Environmental Laws”).

6.3 DOCUMENT INSPECTION. To facilitate Purchaser’s inspection of the Property, Seller shall provide to Purchaser, at Seller’s sole cost and expense, within ten (10) days from the Effective Date, the following in Seller’s possession, custody or control:

(a) True and correct copies of all Tenant Leases, if any, and any amendments thereto. Additionally, Seller will provide Purchaser access to Seller’s records regarding expense and income items in order to enable Purchaser to complete an audit of such Tenant Leases;

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(b) An accurate schedule (the “Operating Schedule”) reflecting, with respect to the Property for the twelve (12) month period preceding the month of execution of this Contract (including any interim reports): (i) all operating expenses and capital expenditures of the Property; and (ii) the aggregate rent collected from Tenants of the Property during such period, if any;

(c) A true and complete inventory of all Personal Property located upon the Property and/or comprising the Personal Property;

(d) A true and complete copy of all service and other agreements, as well as any amendments thereto, (the “Third Party Agreements”) pertaining to the Property on which Seller is obligated showing: (i) the names of the parties to each agreement; (ii) the service rendered or to be rendered under each agreement; (iii) the compensation payable by Seller under each agreement; and (iv) the term and expiration date of each agreement;

(e) Access to all certificates of occupancy, licenses and permits required by law and issued by all governmental authorities having jurisdiction, if any, concerning the Property;

(f) Access to all engineering, soils, historical preservation and other professional reports in the possession, custody or control of Seller and which relate to the Property;

(g) A copy of all utility bills for the Property for the previous twelve (12) months;

(h) Copies of instruments, evidencing any actual or threatened litigation relating to or with respect to the Property.

(i) True and correct copies of all ad valorem and personal property tax statements as well as all related assessment notices (including so-called “Notice of Assessed Valuation” documents) covering the Property for the current tax year (if available);

(j) A report for the Property of any prepaid rent by Tenants;

(k) Access to any Environmental Site Assessments or other environmental reports with regard to the Property;

(l) True and correct copies of all Warranties and Guaranties relating to the Property;

(m) Access to plans and specifications with respect to the Property;

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(n) Access to true and correct copies of appraisals, surveys and plats;

(o) Access to all maintenance and other records which pertain to the Property; and

(p) True and correct copies of all bids and estimates received by Seller or its agents during the twelve (12) month period prior to the Effective Date for work to be performed at or for the benefit of the Property, which exceeds in each instance, the sum of $5,000.00.

6.4 RETURN OF MATERIALS. Purchaser agrees that if for any reason the Closing is not consummated, Purchaser will promptly return to Seller all materials furnished to Purchaser pursuant to Section 6.3.

6.5 RIGHT OF TERMINATION. Purchaser shall have the right to approve or disapprove during the Inspection Period any of the Third Party Agreements described in Section 6.3(d), above. Seller will not enter into any Third Party Agreements (or modify same) after the expiration of the Inspection Period that do not contain a clause that grants to Seller or the assignee of same the right to terminate such agreement upon thirty (30) days notice. Any Third Party Agreement not acceptable to Purchaser must have a thirty (30) day cancellation clause and Seller will notify such third party of Purchaser’s desire to terminate such agreement. If such Third Party Agreement cannot be terminated within thirty (30) days and without payment of penalty or premium, Purchaser must purchase the Property subject to the terms of such Third Party Agreement or terminate the Contract prior to expiration of the Inspection Period.

VII.

CLOSING

7.1 CLOSING DATE. The date of closing (herein referred to as the “Closing Date”) shall be, and the event of closing (herein referred to as the “Closing”), shall occur on or before January 31, 2013. The Closing shall take place in the offices of the Title Company, at such hour as Seller and Purchaser may mutually agree, but otherwise at 10:00 a.m., local time.

7.2 CLOSING COSTS. All recordation fees and closing cost shall be borne by Seller and Purchaser in accordance with custom in the area in which the Property is situated. Provided, however, Seller shall pay for the base premium for the Owner Policies and the extra premium for the survey deletion in connection with such Owner Policies.

7.3 TAX PRORATION; OTHER TAXES. Real and personal property taxes for the then current tax year shall be prorated to the Closing Date. No future adjustments for real and personal property taxes shall be made between the Parties. Seller shall pay all taxes assessed in relation to a change in use and transfer of the Property on the consummation of the Closing.

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7.4 OTHER PRORATIONS. In addition to the property taxes, all collected rents paid under the Tenant Leases, if any, expenses pursuant to the Third Party Agreements and municipal utilities shall be prorated as of the Closing Date. Provided, further, Purchaser shall be entitled to the full amount of any deposits then held by any utility companies relating to the Property and the amount thereof shall be added to the Purchase Price. Any delinquent rents for the current month collected after Closing, if any, shall be delivered to Seller, in Seller’s pro rata share, subject to reimbursement to Purchaser for any expense incurred in collecting same.

7.5 SELLER’S OBLIGATIONS AT CLOSING. At Closing, Seller shall deliver to Purchaser or Title Company the following documents which shall be duly executed and, where appropriate, acknowledged, together with any and all items or instruments necessary or appropriate thereto:

(a) The “Deeds” and other instruments of conveyance contemplated in Section 4.3, above;

(b) The “Owner Policies”, containing no exceptions to title other than: (i) the standard printed exceptions in the Commitments (subject to items negotiated by Purchaser to be removed or modified and the tax exceptions shall refer to taxes for the year of the Closing and subsequent years); and (ii) those exceptions to title contained in the Commitments which are approved or deemed approved by Purchaser or waived by Purchaser pursuant to Section 4.2, above;

(c) “Affidavits” required pursuant to Section 1445 of the Internal Revenue Code stating, under penalties of perjury, that Seller nor any other party so swearing, is a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

(d) One or more “Bill of Sale” transferring to Purchaser all of the Personal Property including but not limited to, tangible personal property and Third Party Agreements;

(e) If applicable, one or more “Assignment of Tenant Leases and Deposits” assigning all of Seller’s right, title and interest in and to all Tenant Leases and Tenant Deposits, and other leases covering the Property. Seller shall also deliver to Purchaser the original Tenant Leases, security deposit agreements, and Third Party Agreements to Purchaser;

(f) If applicable, one or more “Tenant Notification Agreement”, dated the date of Closing, executed by Seller, notifying the tenants of the Property that the Property has been sold to Purchaser.

(g) “Closing Statements” setting forth the prorations and adjustments to the Purchase Price as required by the terms of this Contract;

(h) Real Property Transfer Declarations in conformance with CRS 39-14-102(4);

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(i) “Information with Respect to a Conveyance of a Colorado Real Property Interest” in conformance with Colorado Department of Revenue Form DR 1083; and

(j) Such other documents as the Title Company may reasonably require in order to effectuate the Closing.

7.6 PURCHASER’S OBLIGATIONS AT CLOSING. At Closing, Purchaser shall deliver to Seller or the Title Company the following:

(a) The funds referred to in Section 2.1, above;

(b) A counterpart original of the Closing Statements; and

(c) Such other documents as the Title Company may reasonably require in order to effectuate the Closing.

7.7 DELIVERY OF POSSESSION. Possession of the Property shall be delivered to Purchaser at Closing.

7.8 CLOSING CONTINGENCY. The Parties agree that: (a) the Closing of the Casino Property and Bobtail Property must occur simultaneously; (b) either the Casino Property or the Bobtail Property may not close independently of the other; (c) any contingencies to closing the Casino Property or the Bobtail Property described in this Contract are also conditions to the Closing of the transaction contemplated by this Contract as a whole; and (d) in the event of any default by either Seller under this Contract then the other Seller shall be automatically deemed to be in default of this Contract, and Purchaser shall have the right to exercise the remedies specified in Section 9.2 of this Contract.

VIII.

SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser the following:

(a) Seller has or will have at Closing good, indefeasible, and fee simple title to the Property, free and clear of all mortgages, liens, encumbrances, leases, tenancies, security interest, covenants, conditions restrictions, rights-of-way, easements, judgments or other matters affecting title other than those shown on the Commitments and otherwise permitted herein.

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(b) This Contract has been duly authorized and executed by Seller and is a valid and binding obligation of, and is enforceable, in accordance with its terms, against Seller. The documents delivered to Purchaser at Closing will be duly authorized and executed by Seller and will be a valid and binding obligation of, and will be enforceable in accordance with their terms, against Seller.

(c) There is no pending or threatened condemnation or similar proceeding affecting the Property or any portion thereof, or pending public improvements, liens, or special assessments, in, about or outside the Property which will in any manner affect the Property or access to the Property or Purchaser’s use of the Property as a gaming facility, nor any legal action of any kind or character whatsoever affecting the Property which will in any manner affect Purchaser upon the consummation of the Closing, nor is any such action presently contemplated.

(d) To the best of Seller’s knowledge Seller has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Property, and Seller’s performance of this Contract will not result in any breach of, or constitute any default under, or result in the imposition of, any lien or encumbrance upon the Property under any agreement or other instrument to which Seller is a party or by which Seller or the Property might be bound.

(e) Seller will operate and manage the Property in substantially the same manner it has been operated and managed prior to the execution of this Contract and will maintain the physical condition of the Property in the same or better condition as it presently exists to the date of Closing, reasonable wear and tear excepted.

(f) The Operating Schedule delivered pursuant to Section 6.3(b) is the most recent monthly statement of income and expense in connection with the operation and maintenance of the Property. The balance of such statements for the preceding months shall be made available to Purchaser promptly upon request.

(g) No action has been taken with respect to work performed or delivery of material which would give rise to a lien on the Property and at Closing, there will be no claim in favor of any person or entity which is or could become a lien on the Real Property, the Improvements, or the Personal Property, arising out of the furnishing of labor or materials at Seller’s request; there will be no unpaid assessments against the Property, except for property taxes assessed but not due and payable at the time of Closing; and there will be no claim in favor of any person or entity (including the present management company) for any unpaid commissions or fees for leasing of the Property. In the event of any such claims at Closing, Seller shall, at Purchaser’s option: (i) establish with the Title Company an escrow of funds in an amount and upon conditions reasonably acceptable to Seller and Purchaser, or (ii) provide a bond in favor of purchaser or Title Company (or Title Company’s underwriter) in such amount, upon such conditions and for such purposes as may be satisfactory to Purchaser, Seller and Title Company, in either case for the purpose of providing for such claims and/or inducing the Title Company to insure Purchaser’s title to the Property free and clear of such claims.

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(h) Seller agrees that benefits or compensations accrued prior to Closing, and due or claimed to be due either before or after Closing, to employees or former employees of Seller shall constitute obligations of Seller only, and Seller agrees to indemnify, defend and hold Purchaser harmless from all such obligations and claims.

(i) Seller will not borrow any money or do, or fail to do, any other act or thing which would cause the Real Property, the Improvements or any Personal Property to become pledged or otherwise utilized as collateral or in any way stand as security for any indebtedness or obligation.

(j) All due and owing ad valorem taxes and personal property taxes, together with all current assessments or other charges for utilities, roads or the widening of such roads, or any other fees imposed by any governmental authority with respect to the Property, have been paid in full or will be paid at closing.

(k) The representations, warranties and covenants of the Seller contained in this Contract or in any document delivered to Purchaser pursuant to the terms of this Contract (whether in this Article VIII or elsewhere in this Contract): (i) shall be true and correct in all material respects and not in default at the time of Closing, just as though they were made at such time; and (ii) Seller shall deliver to Purchaser, at Closing, an affidavit to that effect.

(l) To the best of Seller’s knowledge and belief, no Hazardous Substances (as defined in Section 6.2(c), above) are located on or about the Property.

8.2 SURVIVAL. The provisions of Section 8.1 above, shall expressly survive the Closing and shall not merge with the Deed or any conveyance thereof.

IX.

DEFAULT

In the event that Seller shall default in the performance of Seller’s obligations hereunder (for any reason whatsoever other than Purchaser’s default or termination as permitted hereunder), as Purchaser’s only remedies hereunder, Purchaser may, at Purchaser’s option: (i) purchase the Property notwithstanding such default pursuant to the remaining terms and provisions of this Contract, in which event such default shall be deemed waived; or (ii) terminate this Contract, in which event Purchaser shall be entitled to return of Purchaser’s Earnest Money Deposit, and neither Seller nor Purchaser shall have any further obligation hereunder except as otherwise provided herein; or (iii) seek specific performance of this Contract

Specific Performance Real Estate Sales Contract – Page 14

X.

CASUALTY LOSS; CONDEMNATION

10.1 CASUALTY LOSS. If, prior to the date of the Closing, all or any material portion of the Property is either destroyed, damaged by fire or other casualty (in Purchaser’s reasonable determination), Purchaser shall have the right to cancel this Contract by written notice to Seller and the Title Company within ten (10) days after receipt by Purchaser of notice of the occurrence of any such event (and the Closing shall be extended such additional time as is necessary to make such election). Upon such election to cancel this Contract, the Seller or the Title Company, as applicable, shall immediately return the Earnest Money Deposit to Purchaser upon demand (without the necessity of the consent of Seller). Provided, however, failure to cancel by Purchaser shall be deemed an election to complete Purchaser’s obligations hereunder. If, upon any such occurrence, Purchaser elects or is deemed to have elected to complete Purchaser’s obligations hereunder, Purchaser shall be entitled to receive all insurance proceeds, as compensation for such loss and Seller shall, in this regard, execute all documents and perform such acts as shall be necessary or proper for Purchaser to receive such proceeds. In the event Purchaser elects to complete the purchase of the Property and accept an assignment of the insurance proceeds, Seller agrees to pay to Purchaser at Closing an amount equal to the insurance policy deductible (or issue a credit equal to such amount against the Purchase Price).

10.2 CONDEMNATION. During the period from the date hereof to Closing, all risk of loss from condemnation or eminent domain exceeding 500 square feet, shall be borne by Seller. If any condemnation proceedings exceeding 500 square feet are instituted or threatened, or if casualty loss occurs between the date hereof and Closing, Purchaser shall have a period of twenty (20) working days to elect to: (a) terminate this Contract and upon such event the Seller or the Title Company, as applicable, shall immediately return the Earnest Money Deposit to Purchaser upon demand (without the necessity of the consent of Seller); or (b) proceed under this Contract, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award (or at Purchaser’s election, receive a credit against the Purchase Price at Closing equal to such amount).

XI.

BROKER FEES AND COMMISSIONS

Seller and Purchaser each hereby warrant and represent to the other that all claims for brokerage fees, commissions or finders’ or other similar fees in connection with the transactions contemplated in this Contract, insofar as such claims shall be based on agreements made by either of the Parties, shall be paid by the party making such agreements, and the party hereto making such agreement does hereby indemnify and hold the party hereto which does not make such agreement harmless from and against all liability, loss, cost, damage or expense (including but not limited to reasonable attorney’s fees and costs of litigation) which the party hereto which does not make such agreement shall suffer or incur because of any claim by any broker, agent or finder claiming any compensation pursuant to such agreement with respect to the sale and purchase of the Property or the execution of this Contract. The provision of this Article XI shall survive the Closing.

Specific Performance Real Estate Sales Contract – Page 15

XII.

NOTICE

All notices, objections and approvals referred to in this Contract must be given in writing and will be effective on the day the notice is: (i) actually received by the addressee thereof after being sent by overnight delivery (such as Federal Express) or having been personally hand delivered by the sender or (ii) deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, and properly addressed to the party to receive said notice, or (iii) sent to the addressee by confirmed telecopier, facsimile or similar transmission. The notice addresses of the Parties shall be those specified below unless modified in writing by the appropriate party:

SELLER:

Wendell Gene Pickett, Co-Manager

Dakota Blackhawk, LLC & Miners Mesa Development, LLC

1823 Sunset Place, Suite C

Longmont, Colorado 80501

And

Roger L. Pomainville, Co- Manager

Dakota Blackhawk, LLC & Miner’s Mesa Development, LLC

1715 Ironhorse Drive, Suite 120Longmont, Colorado 80501

With a copy to:

Chris O’Dell, Attorney at Law

O’Dell & Silburn, LLC

1600 Jackson Street, Suite 250

Golden, CO 80401

PURCHASER:

Jacobs Entertainment, Inc.

17301 W. Colfax Avenue, Suite 250

Golden, Colorado 80401

With a copy to:

Emanuel Cotranakis, Esq.

11770 US Highway One, Suite 600

North Palm Beach, Florida 33406

Specific Performance Real Estate Sales Contract – Page 16

XIII.

MISCELLANEOUS

13.1 BINDING AGREEMENT. This Contract and all of the terms, provisions and covenants contained herein shall apply to, be binding upon and inure to the benefit of the Parties hereto, their respective successors and assigns.

13.2 CAPTIONS. The captions employed in this Contract are for convenience only and are not intended in any way to limit or amplify the terms and provisions of this Contract.

13.3 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE of this Contract.

13.4 CHOICE OF LAW. This Contract shall be construed in accordance with the laws of the State of Colorado.

13.5 ENTIRE AGREEMENT. This Contract contains the entire agreement of the Parties with respect to the subject matter hereof, and shall not be varied, amended, or superseded except by written agreement between the Parties hereto.

13.6 COUNTERPART EXECUTION. This Contract may be executed in counterparts, each of which shall constitute an original and all which taken together shall constitute an original and all which taken together shall constitute a single agreement.

13.7 BROKER DISCLOSURE. The Purchaser and Seller hereby acknowledges that, at the time of the execution of this Contract, neither was represented by a Broker or other third-party advisor.

13.8 DATE COMPUTATION. If any date of significance hereunder falls upon a Saturday, Sunday or recognized Federal holiday, such date will be deemed moved forward to the next day which is not a Saturday, Sunday or recognized Federal holiday. The term “working day” shall mean days elapsed exclusive of Saturday, Sunday or recognized Federal holidays.

13.9 EFFECTIVE DATE. The term “Effective Date” shall mean the date an original of this Contract, fully executed by Seller and Purchaser, is receipted by the Title Company.

13.10 CONFIDENTIALITY. Seller and Purchaser shall not disclose the content or substance of the terms, conditions and provisions of this Contract to any person or entity without the prior written consent of the other. Notwithstanding the above, nothing in this Section 13.10 shall be construed to prohibit the ability of either Party to disclose the terms of this Contract to their lenders, consultants, engineers, partners and legal and accounting professionals; and from Buyer placing a sign on the Property, after the end of the Inspection Period, containing such information that Buyer reasonably requires, announcing that the Property is under contract

13.11 REPORTING PERSON DESIGNATION. Seller and Purchaser hereby designate the Title Company to act as, and perform the duties and obligations of, the “Reporting Person” with respect to the transaction contemplated by this Contract for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on a real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Title Company to execute at Closing, a written instrument designating the Title Company as the Reporting Person with respect to the transaction contemplated by this Contract.

Specific Performance Real Estate Sales Contract – Page 17

13.12 PURCHASER ASSIGNMENT. Purchaser shall have the right to assign this Contract at its sole election and without further consent of Seller provided that such assignment is effected to an entity organized as a corporation, limited liability company, limited partnership, limited liability limited partnership, partnership or joint venture, the controlling ownership and/or management of which resides in Purchaser, so long as such assignee assumes, in writing in an instrument delivered promptly to Seller, all obligations of Purchaser under this Contract. Shall not be assigned to an unrelated third party.

13.13 INDEPENDENT CONSIDERATION. Upon execution of this Contract by the Parties, Purchaser shall pay to Seller the sum of Seventy Five Thousand and No/100 Dollars ($75,000.00) as independent agreement consideration for Seller’s execution, delivery and agreement to be bound by all of the provisions of this Contract (the “Independent Agreement Consideration”). The Independent Agreement Consideration shall be non-refundable to Purchaser and applicable to the Purchase Price at the Closing.

13.14 FURTHER ACTS. Prior to and after Closing, each Party hereto agrees to perform any and all such further and additional acts and execute and deliver any and all such further and additional instruments and documents as may be reasonably necessary in order to carry out the provisions and effectuate the intent of this Contract.

13.15 SURVIVAL CLAUSE. The provisions of Sections 1.1, 2.1, 4.3, 7.3, 7.4, Article VIII, Article IX, Article XI and Article XIII of this Contract shall survive the Closing and remain in full force and effect after Closing as between the Parties hereto and shall not merge into the Deed or any conveyance thereof. Provided, further, nothing in this Section 13.15 shall construed or applied to limit or negate the survival of other provisions in this Contract which are specified to expressly survive the Closing (or the earlier termination of this Contract) but which may not be listed in this Section 13.15.

IN WITNESS WHEREOF, the Parties hereunto set their hands and seals as of the dates below.

SELLER:

DAKOTA BLACKHAWK, LLC, a Colorado limited liability company

By:	/s/ Wendell Gene Pickett
Wendell Gene Pickett, Co-Manager

Specific Performance Real Estate Sales Contract – Page 18

By:	/s/ Roger L. Pomainville
Roger L. Pomainville, Co-Manager

2/24/12
Date Executed by Dakota

MINER’S MESA DEVELOPMENT, LLC,
a Colorado limited liability company

By:	/s/ Wendell Gene Pickett
Wendell Gene Pickett, Co-Manager

By:	/s/ Roger L. Pomainville
Roger L. Pomainville, Co-Manager

2/24/12
Date Executed by Miner’s

PURCHASER:

JACOBS ENTERTAINMENT, INC.

By:	/s/ Stephen R. Roark
Stephen R. Roark, President

2/24/12
Date Executed by Purchaser

Specific Performance Real Estate Sales Contract – Page 19

ACCEPTANCE BY TITLE COMPANY

The undersigned title company, Heritage Title Company, referred to in the foregoing Contract as the “Title Company”, hereby acknowledges receipt of a fully executed original (or executed counterparts) of the foregoing Contract (such date of receipt being deemed the Effective Date as set out below) and accepts the obligations of the Title Company as set forth therein. Upon receipt of the Initial Earnest Money Deposit, the Title Company shall notify Seller and Purchaser as to same.

Heritage Title Company

By:

Date:
[Effective Date]

Specific Performance Real Estate Sales Contract – Page 20

EXHIBIT “A-1”

(to Real Estate Sales Contract)

WARRANTY DEED – CASINO PROPERTY

WARRANTY DEED

THE STATE OF COLORADO	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF GILPIN	§

THIS DEED, made this              day of                         ,              is between Dakota Blackhawk, LLC, of the County of Boulder, State of Colorado (“Grantor”) and Jacobs Entertainment, Inc. (“Grantee”), whose legal address is 17301 W. Colfax Avenue, Suite 250, Golden, Colorado 80401.

WITNESSETH, that Grantor for and in consideration of the sum of                                  AND NO/100 DOLLARS ($                                .00) and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents DOES HEREBY GRANT, BARGAIN, SELL, CONVEY AND CONFIRM unto Grantee and Grantee’s successors and assigns forever, all of that certain real property together with improvements, if any, situate, lying and being in the County of Gilpin, State of Colorado, described as follows (the “Property”):

[insert legal description from Updated Survey described in Sections 4.3 and 5.3 of the Contract together with appropriate descriptions of all Water Rights and Mineral Rights]

also known by street address as: __________________________

and assessor’s schedule or parcel number: _______________

TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of Grantor, either in law or equity, of, in and to the Property with the hereditaments and appurtenances.

TO HAVE AND TO HOLD the premises above bargained and described, together with all rights, easements, hereditaments and appurtenances pertaining thereto, including all of Grantor’s right, title and interest in and to adjoining streets, alleys and rights of way, strips and gores, unto Grantee and Grantee’s successors and assigns forever.

Specific Performance Real Estate Sales Contract – Page 21

Grantor, for himself, and for Grantor’s heirs and assigns, does covenant, grant, bargain and agree to and with Grantee and Grantee’s successors and assigns, that at the time of the ensealing and delivery of these presents, Grantor is well seized of the premises above described, has good, sure, perfect, absolute and indefeasible estate of inheritance, in law, in fee simple, and has good right, full power and lawful authority to grant, bargain, sell and convey the same in manner and form as aforesaid; and that the same are free and clear from all former and other grants, bargains, sales, liens, taxes, assessments, encumbrances and restrictions of whatever kind or nature whatsoever, except those matters set out on Exhibit “A”, attached hereto and made a part hereof by this reference.

Grantor does hereby bind itself and its successors and assigns to WARRANT THE TITLE AND FOREVER DEFEND the above described premises in the quiet and peaceable possession of the Grantee and Grantee’s successors and assigns, against all and every person whomsoever claiming or to claim the whole of same or any part thereof.

IN WITNESS WHEREOF, this Warranty Deed has been executed by Grantor on the date set forth above.

GRANTOR:

DAKOTA BLACKHAWK, LLC, a Colorado limited liability company

By:
Printed Name:________________________________
Title:

Specific Performance Real Estate Sales Contract – Page 22

ACKNOWLEDGMENT

THE STATE OF COLORADO		}
}
COUNTY OF GILPIN		}

The foregoing instrument was acknowledged before me this      day of                      by                     .

Witness my hand and official seal.

My commission expires:

Notary Public

AFTER RECORDING RETURN TO:

Emanuel Cotranakis, Esq.

11770 US Highway One, Suite 600

North Palm Beach, Florida 33406

Specific Performance Real Estate Sales Contract – Page 23

EXHIBIT “A” TO WARRANTY DEED

[DAKOTA BLACKHAWK, LLC, GRANTOR; JACOBS ENTERTAINMENT, INC., GRANTEE]

PERMITTED EXCEPTIONS

Specific Performance Real Estate Sales Contract – Page 24

EXHIBIT “A-2”

(to Real Estate Sales Contract)

SPECIAL WARRANTY DEED – BOBTAIL PROPERTY

SPECIAL WARRANTY DEED

THE STATE OF COLORADO	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF GILPIN	§

THIS SPECIAL WARRANTY DEED, made this              day of                         ,              is between Miner’s Mesa Development, LLC, of the County of Boulder, State of Colorado (“Grantor”) and Jacobs Entertainment, Inc. (“Grantee”), whose legal address is 17301 W. Colfax Avenue, Suite 250, Golden, Colorado 80401.

WITNESSETH, that Grantor for and in consideration of the sum of                                      AND NO/100 DOLLARS ($                                    .00) and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents DOES HEREBY GRANT, BARGAIN, SELL, CONVEY AND CONFIRM unto Grantee and Grantee’s successors and assigns forever, all of that certain real property together with improvements, if any, situate, lying and being in the County of Gilpin, State of Colorado, described as follows (the “Property”):

[insert legal description from Updated Survey described in Sections 4.3 and 5.3 of the Contract together with appropriate descriptions of all Water Rights and Mineral Rights]

also known by street address as: __________________________

and assessor’s schedule or parcel number: _______________

TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title interest, claim and demand whatsoever of the Grantor, either in law or equity, of, in and to the bargained and described Property with the hereditaments and appurtenances (the Property along with the matters described in this paragraph being the “Premises”);

TO HAVE AND TO HOLD the said Premises above bargained and described with the hereditaments and appurtenances, unto the Grantee and Grantee’s successors, heirs and assigns forever. The Grantor, for itself and its personal representatives, successors and assigns, does covenant and agree that Grantor shall and will WARRANT AND FOREVER DEFEND the

Specific Performance Real Estate Sales Contract – Page 25

above-bargained Premises in the quiet and peaceable possession of the Grantee, and the Grantee’s successors, heirs and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under the Grantor, except for the matters listed in Exhibit “A” attached hereto and incorporated herein, to the extent same are valid, subsisting and affect title to such Premises (“Permitted Exceptions”).

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor on the date set forth above.

GRANTOR:

MINER’S MESA DEVELOPMENT, LLC, a Colorado limited liability company

By:
Printed Name:________________________________
Title:

Specific Performance Real Estate Sales Contract – Page 26

ACKNOWLEDGMENT

THE STATE OF COLORADO		}
}
COUNTY OF GILPIN		}

The foregoing instrument was acknowledged before me this      day of              by             .

Witness my hand and official seal.

My commission expires:

Notary Public

AFTER RECORDING RETURN TO:

Emanuel Cotranakis, Esq.

11770 US Highway One, Suite 600

North Palm Beach, Florida 33406

Specific Performance Real Estate Sales Contract – Page 27

EXHIBIT “A” TO WARRANTY DEED

[MINER’S MESA DEVELOPMENT, LLC, GRANTOR; JACOBS ENTERTAINMENT, INC., GRANTEE]

PERMITTED EXCEPTIONS

Specific Performance Real Estate Sales Contract – Page 28

EXHIBIT “B”

PERMITTED EXCEPTIONS

Specific Performance Real Estate Sales Contract – Page 29